Exhibit 99.1

KLX ENERGY SERVICES REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER ENDED JULY 31, 2019; UPDATES GUIDANCE

WELLINGTON, FL, August 21, 2019 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical oilfield services, today reported its second fiscal quarter ended July 31, 2019 financial results.

On a GAAP basis, for the three month period ended July 31, 2019, as compared to the first quarter of 2019, revenues increased 13.1 percent to $164.9 million. Organic revenue growth was approximately 8 percent. GAAP net earnings of $3.5 million and net earnings per diluted share of $0.16, increased $8.5 million and $0.40 per share, respectively, as compared to the first quarter of 2019.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “Second quarter 2019 revenues were up approximately 13 percent as compared to the first quarter of 2019 and were up approximately 40 percent as compared to the same period in the prior year. Our Rocky Mountains and Northeast/Mid-Con segments delivered sequential quarterly revenue growth of approximately 31 percent and 23 percent, respectively, while our Southwest segment revenues declined approximately 8 percent.”

Mr. Khoury continued, “Our second quarter 2019 performance reflected lower activity levels and reduced capital spending by Exploration and Production companies, almost all of which intensified their focus on capital discipline in order to generate free cash flow. Additionally, severe weather conditions in the Mid-Con, including severe flooding, which led to impassable roads and highways, began in the month of May and persisted through June, resulting in a significant decline in activity in the Mid-Con until the second half of the quarter (mid-June through the end of July).”

SECOND QUARTER HIGHLIGHTS

•            Revenues were $164.9 million, up 13.1 percent as compared to the first quarter of 2019

•            Operating earnings were $11.0 million, or 6.7 percent of revenues, an increase of $8.6 million, or 358.3 percent

•            Adjusted EBITDA was $32.1 million, or 19.5 percent of revenues, reflecting increases of $10.4 million and 460 basis points, respectively, as compared to the first quarter of 2019(1)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $9.2 million and $0.41 per diluted share, reflecting increases of $8.9 million and $0.40 per diluted share,

respectively, as compared to the first quarter of 2019(2)

(1) Excludes non-cash compensation expense
(2) Excludes amortization and non-cash compensation expense

Adjusted Net Earnings and Adjusted Net Earnings per diluted share are presented to reflect net earnings before amortization and non-cash compensation expense (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release also includes “Adjusted EBITDA,” which excludes non-cash compensation expense. Adjusted EBITDA used to calculate the Company’s leverage ratio, excludes spin-off and other one-time costs of approximately $31 million, consistent with the Company’s bank credit terms of the ABL facility. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

SECOND QUARTER CONSOLIDATED RESULTS

For the second quarter ended July 31, 2019, revenues of $164.9 million increased $19.1 million, or 13.1 percent, as compared to the first quarter of 2019. Organic revenue growth was approximately 8 percent. On a product line basis, completion and intervention services revenues increased approximately 11 percent and 39 percent, respectively, as compared to the first quarter, while production revenues declined approximately 5 percent. Rocky Mountains segment revenue growth was $14.9 million, or 30.7 percent. Rocky Mountains segment organic revenue growth was approximately 25 percent, reflecting an increase in the number of customers served, increased activity across substantially all product lines and improved adoption rates of recently introduced proprietary tools. The Rocky Mountains segment also benefited from approximately $3 million of inorganic growth from an additional six weeks of Tecton flowback and testing revenues, as compared to the first quarter of 2019. Northeast/Mid-Con segment revenues reflected revenue growth of 22.7 percent. Organic revenue growth was approximately 13 percent, driven by a significant increase in the number of customers served and improved adoption rates of proprietary tools. The $4 million revenue contribution from an additional six weeks of Red Bone operations was more than offset by flooding and tornadoes in May and June in the Mid-Con, which resulted in six weeks of substantially reduced activity. The Southwest segment also experienced an increase in the number of customers served, but revenue growth from new customers was more than offset by lower activity levels by existing customers and the negative impact from the low utilization of wireline assets as the Company chose not to deploy these assets at prices being offered by competitors in the Permian.

Operating earnings and operating margin were $11.0 million and 6.7 percent, respectively. Adjusted EBITDA and Adjusted EBITDA margin, adjusted to exclude non-cash compensation expense, were $32.1 million and 19.5 percent, respectively. Gross margin, operating margin and Adjusted EBITDA margin were negatively impacted by the six weeks of substantially reduced activity in the Mid-Con, low utilization of wireline assets in the Southwest segment and costs incurred to roll out new product service lines in all three GEO segments. In spite of the aforementioned headwinds, operating earnings of $11.0 million increased 358.3 percent, while Adjusted EBITDA of $32.1 million, or 19.5 percent of sales, increased 47.9 percent. Adjusted Net Earnings increased $8.9 million to $9.2 million and Adjusted Net Earnings per diluted share increased $0.40 to $0.41 per share.

SECOND QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA for the three month periods ended July 31, 2019 and April 30, 2019

($ in millions):

	REVENUES
	THREE MONTHS ENDED
Segment	July 31, 2019	April 30, 2019	% Change
Rocky Mountains	$63.5	$48.6	30.7%
Northeast/Mid-Con	48.1	39.2	22.7%
Southwest	53.3	58.0	(8.1)%
Total	$164.9	$145.8	13.1%

	OPERATING EARNINGS (LOSS)
	THREE MONTHS ENDED
Segment	July 31, 2019	April 30, 2019	% Change
Rocky Mountains	$8.7	$2.9	200.0%
Northeast/Mid-Con	3.9	3.5	11.4%
Southwest	(1.6)	(4.0)	60.0%
Total	$11.0	$2.4	358.3%

	ADJUSTED EBITDA(1)
	THREE MONTHS ENDED
Segment	July 31, 2019	April 30, 2019	% Change
Rocky Mountains	$16.0	$8.9	79.8%
Northeast/Mid-Con	11.0	9.6	14.6%
Southwest	5.1	3.2	59.4%
Total	$32.1	$21.7	47.9%

(1) Excludes non-cash compensation expense

For the quarter ended July 31, 2019, Rocky Mountains segment revenues of $63.5 million increased by $14.9 million, or 30.7 percent. Organic revenue growth was approximately 25 percent, driven by an increase in the number of customers served, increased activity across substantially all product lines and improved adoption rates of recently introduced proprietary tools, including the HydroPullTM tool in combination with the Company’s proprietary motor bearing assembly and dissolvable plugs. The segment also benefited from approximately $3 million of inorganic growth from an additional six weeks of Tecton flowback and testing revenues, as compared to the first quarter of 2019. The Company has also built on its differentiation in technology and efficiency by having completed the roll out of greaseless wireline and a fully addressable plug and play disposable gun system in the Rocky Mountains segment. Operating earnings and operating margin were approximately $8.7 million and 13.7 percent, increases of 200.0 percent and 770 basis points, respectively, as compared to the first quarter of 2019. Adjusted EBITDA increased 79.8 percent to $16.0 million on the 30.7 percent increase in revenues, resulting in an Adjusted EBITDA margin of 25.2 percent, up 690 basis points as compared to the first quarter of 2019.

For the second quarter ended July 31, 2019, Northeast/Mid-Con segment revenues of $48.1 million increased by approximately 22.7 percent. Organic revenue growth was approximately 13 percent, driven by a significant increase in the number of customers served and improved adoption rates of proprietary tools. The $4 million revenue contribution from the additional six weeks of Red Bone operations was more than offset by flooding and tornadoes in May and June in the Mid-Con, which resulted in six weeks of substantially reduced activity. Operating efficiency and operating earnings were severely impacted by the near stoppage in activity by several of our customers due to the severe flooding, and as a result operating margin was a depressed 8.1 percent. Adjusted EBITDA increased 14.6 percent to $11.0 million as compared to the first quarter and the Adjusted EBITDA margin of 22.9 percent was also negatively impacted by the severe weather conditions. Exclusive of weather-related negative impacts, the Company believes operating and Adjusted EBITDA margins would likely have approximated July operating and Adjusted EBITDA margins that were in excess of 11 percent and 25 percent, respectively.

For the quarter ended July 31, 2019, Southwest segment revenues of $53.3 million decreased 8.1 percent driven primarily by lower activity levels by certain of its customers and low utilization of wireline assets as the Company chose not to deploy these assets at prices being offered by competitors in the Permian. The Southwest segment is also incurring the additional cost of rolling out flowback and testing services, greaseless wireline and a fully addressable plug and play disposable gun system in the Permian that has already been successfully rolled out in the Rocky Mountains segment. The Southwest segment also continues to incur costs to support the roll out of the coiled tubing product service line in both the Mid-Con and the Rockies. Despite lower revenues and substantial new product service line roll out costs, operating loss of $1.6 million improved by $2.4 million and Adjusted EBITDA of $5.1 million improved by $1.9 million, or approximately 59.4 percent, as compared to the first quarter of 2019.

LIQUIDITY

As of July 31, 2019, cash on hand was approximately $92 million. Total long-term debt of $250 million less cash resulted in net debt of approximately $158 million, and the Company’s net debt to net capital ratio was approximately 29 percent. The Company’s net debt to Adjusted EBITDA leverage ratio was approximately 1.3X. There were no borrowings outstanding under the Company’s $100 million credit facility. For the three months ended July 31, 2019, net cash flow provided by operations was $7.7 million, while capital expenditures in the current period were $27.2 million, reflecting investments related to the Company’s strategy to expand recently acquired product service lines in additional geographic segments. In spite of expected further coiled tubing delivery delays, the Company expects it will have received all on-order large diameter coiled tubing spreads by the end of the fourth quarter, and therefore to have completed the intensive capital investment phase of its strategy to use large diameter coiled tubing, in conjunction with certain proprietary tools, to pull through a broad range of asset light services for the Company’s customers in all Geographic Segments. As a result of the completion of the intensive capital investment phase of the Company’s strategy in 2019, the Company expects to generate strong free cash flow in 2020. In fact, as the Company looks towards 2020 it will be servicing a larger number of customers in each GEO region and delivering a broader range of services to those customers as it garners a larger percentage of customer spend, while delivering strong free cash flow.

GUIDANCE

Commenting on the Company’s outlook, Mr. Khoury stated, “Our revenue growth in 2019 has been negatively impacted by delays in delivery of large diameter coiled tubing spreads from the manufacturer. We expect further significant delays in the delivery of this equipment. However, all five of these new large diameter coiled tubing spreads are expected to be received by the end of the fourth quarter of 2019. We expect customer spending to be somewhat lower in the third quarter as customers remain focused on staying within their announced capital spending and free cash flow targets. We expect fourth quarter activity to be slightly lower than third quarter activity, due to weather-related and seasonal effects. Nevertheless, we expect KLX Energy Services third quarter 2019 revenues to increase approximately 3 percent over the immediately preceding quarter and fourth quarter 2019 revenues to be slightly lower as compared to third quarter revenues due to weather-related and seasonal effects.

The Company’s Third Quarter 2019 outlook, as compared to the immediately preceding quarter, is as follows:

•                  Revenues are expected to be approximately $170 million, an increase of approximately 3 percent as compared to the second quarter of 2019 and an increase of approximately 38 percent as compared to the same period of the prior year. GAAP Net Earnings and GAAP Net Earnings per diluted share are expected to be approximately $9 million and $0.40 per diluted share, with each increasing approximately 150%. EBITDA is expected to be approximately $30 million, or approximately 18% of revenues, reflecting an increase in EBITDA of approximately 9%

•                  Adjusted EBITDA is expected to be approximately $35 million, or approximately 21 percent of revenues, reflecting increases of approximately 10 percent and approximately 100 basis points as compared to the second quarter of 2019

•                  Net Earnings and Net Earnings per diluted share, adjusted to exclude non-cash compensation and amortization expense, are expected to be approximately $15 million and approximately $0.65 per diluted share, increasing approximately 63 percent and approximately 59 percent, respectively, as compared to the second quarter of 2019

•                  Return on invested capital is expected to be approximately 15 percent

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 40 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019

Revenues	$164.9	$145.8
Cost of sales	129.4	118.9

Gross profit	35.5	26.9

Selling, general and administrative	23.7	23.8
Research and development	0.8	0.7

Operating earnings	11.0	2.4

Interest expense, net	7.4	7.1

Earnings (loss) before income taxes	3.6	(4.7)

Income tax expense	0.1	0.3

Net earnings (loss)	$3.5	$(5.0)

Net earnings (loss) per common share:
Basic	$0.16	$(0.24)
Diluted	$0.16	$(0.24)

Weighted average common shares:
Basic	22.3	21.2
Diluted	22.3	21.2

KLX ENERGY SERVICES HOLDINGS, INC.

BALANCE SHEETS (UNAUDITED)

(In Millions)

	July 31,	January 31,
	2019	2019
ASSETS

Current assets:
Cash and cash equivalents	$92.4	$163.8
Accounts receivable, net	153.4	119.6
Inventories, net	16.1	15.4
Other current assets	7.7	9.5
Total current assets	269.6	308.3
Long-term assets	463.7	364.5
	$733.3	$672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$82.3	$85.2
Total long-term liabilities	254.9	246.9
Total stockholders’ equity	396.1	340.7
	$733.3	$672.8

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	SIX MONTHS ENDED
	July 31, 2019	July 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings	$(1.5)	$19.4
Adjustments to reconcile net (loss) earnings to net cash flows provided by operating activities:
Depreciation and amortization	31.3	18.2
Non-cash compensation	9.1	5.1
Amortization of deferred financing fees	0.5	—
Provision for inventory reserve	0.7	0.7
Change in allowance for doubtful accounts	1.8	0.5
Loss on disposal of property, equipment and other	1.4	0.4
Changes in operating assets and liabilities
Accounts receivable	(26.5)	(11.3)
Inventories	1.4	(1.9)
Other current and non-current assets	0.6	(3.8)
Accounts payable	(0.2)	3.6
Other current and non-current liabilities	(6.7)	(1.2)
Net cash flows provided by operating activities	11.9	29.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(56.8)	(36.2)
Proceeds from sale of assets	0.3	0.7
Acquisitions, net of cash acquired	(27.6)	—
Net cash flows used in investing activities	(84.1)	(35.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from stock issuance	0.8	—
Net transfers from Former Parent (pre spin-off)	—	5.8
Net cash flows provided by financing activities	0.8	5.8

Net change in cash and cash equivalents	(71.4)	—
Cash and cash equivalents, beginning of period	163.8	—
Cash and cash equivalents, end of period	$92.4	$—

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted EBITDA,” which excludes non-cash compensation expense. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of segments of the business. The Company believes these financial measures are relevant and useful for investors because they allow investors to have a better understanding of the Company’s actual operating performance.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS (LOSS)

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019
Net earnings (loss)	$3.5	$(5.0)
Amortization expense	1.1	0.8
Non-cash compensation	4.6	4.5
Income taxes	0.1	0.3
Adjusted earnings before tax expense	9.3	0.6
Income taxes	0.1	0.3
Adjusted Net Earnings	$9.2	$0.3

Adjusted Net Earnings per diluted share	$0.41	$0.01

Diluted weighted average shares	22.3	21.2

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019
Operating earnings	$11.0	$2.4
Depreciation and amortization	16.5	14.8
Non-cash compensation	4.6	4.5
Adjusted EBITDA	$32.1	$21.7

RECONCILIATION OF ROCKY MOUNTAINS OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019
Rocky Mountains operating earnings	$8.7	$2.9
Depreciation and amortization	5.5	4.5
Non-cash compensation	1.8	1.5
Rocky Mountains Adjusted EBITDA	$16.0	$8.9

RECONCILIATION OF NORTHEAST/MID-CON OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019
Northeast/Mid-Con operating earnings	$3.9	$3.5
Depreciation and amortization	5.8	4.9
Non-cash compensation	1.3	1.2
Northeast/Mid-Con Adjusted EBITDA	$11.0	$9.6

RECONCILIATION OF SOUTHWEST OPERATING LOSS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2019	April 30, 2019
Southwest operating loss	$(1.6)	$(4.0)
Depreciation and amortization	5.2	5.4
Non-cash compensation	1.5	1.8
Southwest Adjusted EBITDA	$5.1	$3.2

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF Q3 2019 GUIDANCE; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

Q3 2019 Guidance
(Approximate Amounts)
Net earnings	$9
Amortization	1
Non-cash compensation	5
Income taxes	1
Adjusted earnings before tax expense	$16
Income taxes	(1)
Adjusted Net Earnings	$15
Adjusted Net Earnings
per diluted share	$0.65

Diluted weighted average shares	22.7

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF Q3 2019 GUIDANCE; OPERATING EARNINGS

TO EBITDA

(In Millions)

Q3 2019 Guidance
(Approximate Amounts)
Operating earnings	$15
Depreciation and amortization	15
EBITDA	$30

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF Q3 2019 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

Q3 2019 Guidance
(Approximate Amounts)
Operating earnings	$15
Depreciation and amortization	15
Non-cash compensation	5
Adjusted EBITDA	$35

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

Q3 2019 (Annualized)
(Approximate Amounts)

Net earnings	36
Amortization	4
Non-cash compensation expense	20
Income taxes	2
Adjusted earnings before tax expense	$62
Income taxes	(3)
Adjusted Net Earnings	$59

Adjusted Net Earnings	59
Amortization	(4)
Non-cash compensation expense	(20)
Interest expense	28
Income tax expense	3
Operating earnings	$66

Operating earnings	66
Income tax expense	(3)
After-tax net operating earnings	$63

Average total capital	$409

Return on invested capital	15%

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148

Michael.Perlman@klxenergy.com